EXHIBIT 1
JOINT FILING AGREEMENT
     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned persons hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the common stock of CARBON NATURAL GAS COMPANY and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing. In evidence thereof each of the undersigned, being duly authorized, hereby execute this Agreement on the date set forth below.
Date: July 20, 2011

YORKTOWN ENERGY PARTNERS IX, L.P.
By:	Yorktown IX Company LP,
its general partner

By:	Yorktown IX Associates LLC,
its general partner

By:	/s/ Bryan H. Lawrence
Bryan H. Lawrence, Member

YORKTOWN IX COMPANY LP
By:	Yorktown IX Associates LLC,
its general partner

By:	/s/ Bryan H. Lawrence
Bryan H. Lawrence, Member

YORKTOWN IX ASSOCIATES LLC
By:	/s/ Bryan H. Lawrence
Bryan H. Lawrence, Member